                   AS FILED WITH THE SECURITIES AND EXCHANGE
                        COMMISSION ON JANUARY 9, 1997

                                                        Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                             --------------------

                                  HUNTCO INC.
            (Exact name of registrant as specified in its Charter)

             Missouri                                            43-1643751
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                     14323 South Outer Forty, Suite 600 N.
                         Town & Country, Missouri 63017
              (Address of principal executive offices) (Zip Code)

                     HUNTCO INC. 1993 INCENTIVE STOCK PLAN
                       (As Amended and Restated in 1996)
                            (Full Title of the Plan)

                              --------------------

                              Robert J. Marischen,
                   Vice Chairman and Chief Financial Officer
                                  Huntco Inc.
                     14323 South Outer Forty, Suite 600 N.
                        Town & Country, Missouri  63017
                    (Name and Address of Agent for Service)

                                 (314) 878-0155
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                              --------------------

                                                                           Proposed
    Title of                                   Proposed Maximum            Maximum
   Securities              Amount to be         Offering Price            Aggregate              Amount of
to be Registered            Registered            Per Share             Offering Price        Registration fee
----------------           ------------        ----------------         --------------        ----------------
 Class A Common              150,000            $14.8125<F2>            $2,221,875<F2>           $673.30<F2>
     Stock                  Shares<F1>
===============================================================================================================

<F1>  Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

<F2>  The proposed maximum offering price per share and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee with respect to 150,000 shares of Class A Common Stock potentially issuable upon the exercise of 150,000 stock options, none of which options have yet been awarded. The fee has been calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933. Accordingly, the maximum offering price per share is based on the average of the high and low sales prices of the Class A Common Stock on January 2, 1997 as reported by the New York Stock Exchange.

      The purpose of this Registration Statement on Form S-8 of Huntco Inc. ("Huntco") is to register an additional 150,000 shares of Class A Common Stock of Huntco pursuant to the Huntco Inc. 1993 Incentive Stock Plan (As Amended and Restated in 1996) (the "Plan"). Pursuant to General Instruction E to Form S-8, the contents of Huntco's Registration Statement on Form S-8 related to the Plan, Registration No. 33-68488, filed on September 7, 1993, are incorporated herein by reference.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

    The following document filed with the Securities and Exchange
Commission is incorporated herein by reference:

    (c) The description of Huntco's Class A Common Stock, $.01 par value, contained in Item 1 of Huntco's Registration Statement on Form 8-A filed with the Commission on January 17, 1995.

Item 8.  Exhibits.
-----------------

    See Exhibit Index on page II-5 hereof.

Item 9.  Undertakings.
---------------------

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri, on January 8, 1997.

                              HUNTCO INC.
                              (Registrant)



                              By:   /s/ Robert J. Marischen
                                    -------------------------------
                                    Robert J. Marischen
                                    Vice Chairman and
                                    Chief Financial Officer


                         POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. D. Hunter, Robert J. Marischen and Terry J. Heinz and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                                    Date
---------                                     -----                                    ----

/s/ B. D. Hunter              Chairman, Chief Executive                               1/8/97
-------------------------     Officer and Director
B. D. Hunter                  (Principal Executive Officer)


/s/ Robert J. Marischen       Vice Chairman and Chief Financial                       1/8/97
-------------------------     Officer and Director (Principal
Robert J. Marischen           Financial and Accounting Officer)


/s/ Terry J. Heinz            President, Chief Operating Officer and                  1/8/97
-------------------------     Director
Terry J. Heinz


/s/ Donald E. Brandt          Director                                                1/8/97
-------------------------
Donald E. Brandt


/s/ James J. Gavin, Jr.       Director                                                1/8/97
-------------------------
James J. Gavin, Jr.


/s/ Michael M. McCarthy       Director                                                1/8/97
-------------------------
Michael M. McCarthy

                      EXHIBIT INDEX

Exhibit
Number<F*>
----------
   5        Opinion of Peper, Martin, Jensen,
              Maichel and Hetlage.

  15        Not applicable.

  23.1      Consent of Price Waterhouse LLP.

  23.2      Consent of Peper, Martin, Jensen,
              Maichel and Hetlage contained in Exhibit 5.

  24        Power of Attorney contained on
              Pages II-3 and II-4 hereof.

  25        Not applicable.

  27        Not applicable

  28        Not applicable.


<F*>Numbers correspond to document numbers in Exhibit Table of
Item 601 of Regulation S-K.